BlackRock Liquidity
Funds: T-Fund

File Number:  811-02354

CIK Number: 0000097098

For the Period Ended: 04/30/2007


Pursuant to Exemptive Order ICA Release No. 15520 dated January
5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the period November 1, 2006 through April 30, 2007.

                     Purchases (In Thousands)

The information is in the following order:

TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

01/31/2007
$104,792
TRI-PARTY MERRILL LYNCH & CO., INC
4.98%
02/01/2007

03/29/2007
$400,000
TRI-PARTY MERRILL LYNCH & CO., INC
5.23%
03/30/2007

03/30/2007
$500,000
TRI-PARTY MERRILL LYNCH & CO., INC
5.15%
04/02/2007

04/23/2007
$250,000
TRI-PARTY MERRILL LYNCH & CO., INC
5.16%
04/24/2007

04/24/2007
$250,000
TRI-PARTY MERRILL LYNCH & CO., INC
5.18%
04/25/2007